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                                                                      EXHIBIT 11


         STATEMENT REGARDING COMPUTATION OF PRIMARY EARNINGS PER SHARE
                       YOUTH SERVICES INTERNATIONAL, INC.

                                      THREE             THREE               NINE          NINE
                                      MONTHS            MONTHS             MONTHS         MONTHS
                                      ENDED             ENDED               ENDED         ENDED
                                     3/31/97           3/31/96             3/31/97       3/31/96
                                   ----------         ---------           --------      ---------
Weighted average shares
   outstanding                     9,769,917          8,256,991          9,333,384      8,166,527

Weighted average common stock
   equivalents outstanding:
        Common stock
        Stock options                                 1,468,670                         1,387,526
        Employee stock purchase
          options                                       146,358                           155,813
        Warrants                                        231,900                           231,900
                                                   ------------                      ------------
        Total                                         1,846,928                         1,775,239

Assumed treasury stock
  repurchases:
        Common stock
        Stock options                                   546,881                           746,805
        Employee stock purchase
          options                                       146,358                           155,813
        Warrants                                         60,962                            88,116
                                                   ------------                      ------------
        Total                                           754,201                           990,734

Net weighted average common stock
   equivalents                                        1,092,727                           784,505
Total primary weighted average
   common stock and common stock
   equivalents outstanding                            9,349,718                         8,951,032
                                                      ---------                         ---------





Note: The effect of common stock equivalents was excluded from the calculation for the quarter and nine months ended March 31, 1997 due to the net loss recorded in each such period.





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